UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

Effective October 7, 2009, Ian Aaron resigned as President and Chief Executive Officer of Twistbox Entertainment, Inc. (“Twistbox”), a wholly-owned subsidiary of Mandalay Media, Inc. (the “Company”).  Mr. Aaron also resigned, effective as of October 7, 2009 as a director of each of the Company, Twistbox, AMV Holding Limited, a wholly-owned subsidiary of the Company, and each subsidiary of Twistbox for which he served as a director.

(e)

In connection with Mr. Aaron’s resignation, the Company, Twistbox and Mr. Aaron entered into a Severance and Release Agreement (the “Severance Agreement”), dated as of October 7, 2009.  Pursuant to the Severance Agreement, the Company has agreed to extend the time period during which Mr. Aaron may exercise his vested stock options to purchase the Company’s common stock, par value $0.0001 per share (“Common Stock”), until the earlier of September 30, 2010, and 90 days following the date that Mr. Aaron shall first be eligible to sell the shares of Common Stock under a registration statement that has been declared effective by the Securities and Exchange Commission.  The Company also agreed that 157,422 shares of Common Stock that were issued to Mr. Aaron pursuant to a restricted stock agreement dated March 16, 2009, that are the total number of shares subject to forfeiture as a result of his termination of service, shall not be forfeited as of the termination date and that such right of forfeiture shall be amended so that it lapses upon the earlier of March 31, 2010, and a change in control, provided that Mr. Aaron does not breach certain provisions of the Severance Agreement prior to such date.

The Severance Agreement also provides that the Company will issue to Mr. Aaron 79,938 shares of Common Stock on March 31, 2010 in full satisfaction of Mr. Aaron’s accrued, but unused, paid vacation days, provided that Mr. Aaron does not breach certain provisions of the Severance Agreement and that the Company will pay Mr. Aaron’s, and his eligible covered dependents’, COBRA continuation insurance coverage premiums for a period of six months ending on April 7, 2010.

Mr. Aaron is also prohibited from selling or otherwise transferring any of his shares of Common Stock without the prior written consent of the Company for a period ending on the March 31, 2010.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Severance and Release Agreement, by and among Mandalay Media, Inc., Twistbox Entertainment, Inc. and Ian Aaron, dated as of October 7, 2009.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Dated: October 14, 2009	By:	/s/ James Lefkowitz
James Lefkowitz
President

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